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                                                                     Exhibit 4.2

                             SUPPLEMENTAL INDENTURE

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of June 21, 2004, among Autocam-Pax, Inc., Autocam South Carolina, Inc., Autocam Greenville, Inc., Autocam Acquisition, Inc., Autocam Laser Technologies, Inc., Autocam-Har, Inc., Autocam International Ltd. and Autocam International Sales Corporation, each a Michigan corporation, and Autocam Europe B.V., a Netherlands corporation, each a subsidiary (the "Subsidiary Guarantors") of Autocam Corporation, a Michigan corporation (the "Company") and Titan Holdings, Inc., a Delaware corporation ("Titan," and, together with the Subsidiary Guarantors, the "Guarantors"), the Company, and J.P. Morgan Trust Company, National Association, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 10, 2004 providing for the issuance of 10.875% Senior Subordinated Notes due 2014 (the "Notes");

      WHEREAS, the Indenture provides that under certain circumstances the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

      1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. AGREEMENT TO GUARANTEE. The Guarantors hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

      3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantors, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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      5.    COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

      7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

      Dated: June 21, 2004

                                   TITAN HOLDINGS, INC.

                                   By: /s/ John C. Kennedy
                                      _______________________________
                                      Name:  John C. Kennedy
                                      Title: Chief Executive Officer


                                   AUTOCAM-PAX, INC.
                                   AUTOCAM SOUTH CAROLINA, INC.
                                   AUTOCAM GREENVILLE, INC.
                                   AUTOCAM ACQUISITION, INC.
                                   AUTOCAM LASER TECHNOLOGIES, INC.
                                   AUTOCAM-HAR, INC.
                                   AUTOCAM INTERNATIONAL LTD.
                                   AUTOCAM INTERNATIONAL SALES CORPORATION


                                   By: /s/ John C. Kennedy
                                      _______________________________
                                      Name:  John C. Kennedy
                                      Title: President


                                   AUTOCAM EUROPE B.V.

                                   By: /s/ John C. Kennedy
                                      _______________________________
                                      Name:  John C. Kennedy
                                      Title: Autocam Corporation
                                             Managing Director of Autocam
                                             Europe B.V.


                                   AUTOCAM CORPORATION

                                   By: /s/ John C. Kennedy
                                      _______________________________
                                      Name:  John C. Kennedy
                                      Title: President


                                   J.P. MORGAN TRUST COMPANY,
                                     NATIONAL ASSOCIATION, as
                                     Trustee

                                   By: /s/ Benita A. Pointer
                                      _______________________________
                                      Authorized Signatory

                    Signature Page to Supplemental Indenture